EXHIBIT (8b)(i)

PARTICIPATION AGREEMENT

AMENDMENT NO. 1

December 31, 2003

This Agreement, made and entered into as of the 1st day of April, 2002 and amended on December 31, 2003 (the "Agreement") by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, on its own behalf and on behalf of the separate accounts of the Company set forth on Schedule A hereto as may be amended from time to time (such account hereinafter referred to as the "Accounts"), MFS VARIABLE INSURANCE TRUST (hereinafter the "Trust"), a Massachusetts business trust, and MASSACHUSETTS FINANCIAL SERVICES COMAPNY ("MFS"), a Delaware corporation, is hereby amended as follows:

1. Schedule A is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Accounts, Policies and Portfolios

Subject to the Participation Agreement

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Sun Life of Canada (U.S.) Variable Account F (est. July 13, 1989)	All-Star All-Star Extra All-Star Freedom All-Star Traditions	Service Class	MFS Emerging Growth MFS Investors Growth Stock MFS Investors Trust MFS New Discovery
Keyport Variable Account A (est. January 30, 1996)	Keyport Advisor	Initial Class	MFS Emerging Growth MFS Research
Keyport Variable Account A (est. January 30, 1996)	Keyport Advisor Vista	Initial Class	MFS Bond MFS Emerging Growth MFS Research
Keyport Variable Account A (est. January 30, 1996)	Keyport Optima	Service Class	MFS Emerging Growth MFS Investors Growth Stock MFS Investors Trust
Keyport Variable Account A (est. January 30, 1996)	Keyport Charter Keyport Latitude Keyport Vista	Service Class	MFS Emerging Growth MFS Investors Growth Stock MFS Investors Trust MFS New Discovery

IN WITNESS WHEREOF, each of the parties have caused their duly authorized officers to execute this Agreement.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By its authorized officers,

By:

For the President

Philip K. Polkinghorn

Vice President, Annuities Division

By:

For the Secretary

Edward M. Shea

Assistant Vice President and Senior Counsel

MFS VARIABLE INSURANCE TRUST,

on behalf of the Portfolios

By its authorized officer and not individually,

By:

James R. Bordewick, Jr.

Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By its authorized officer,

By:

Stephen E. Cavan

Senior Vice President